EXHIBIT 99.1. SELECTED FINANCIAL DATA

      The selected consolidated financial data set forth below should be read in conjunction with our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this report.

                                                         Year ended September 30,
                                    ------------------------------------------------------------------
                                     2004(7)    2003(1)(2)(7)(8)  2002(3)(7)(9)   2001(4)    2000(5)(6)
                                    ---------   ----------------  -------------  ---------   ---------
                                                   (In thousands, except per share data)
Revenues                            $ 535,053          $ 340,092      $ 300,538  $ 381,716   $ 337,184
Gross profit                        $ 202,793          $ 102,798      $  82,478  $ 152,384   $ 160,725
Income (loss) from continuing
  operations before income taxes
  and minority interests            $  35,460          $(177,542)     $(620,997) $ (36,523)  $  28,444
Income (loss) from continuing
  operations                        $  27,196          $(182,662)     $(713,539) $ (29,660)  $  15,109
Net income (loss)                   $  17,721          $(185,760)     $(719,954) $ (29,660)  $  15,109
Accretion and dividends on
  preferred stock                   $      --          $      --      $      --  $      90   $     120
Net income (loss) attributable to
  common stockholders               $  17,721          $(185,760)     $(719,954) $ (29,750)  $  14,989
Basic earnings (loss) from
  continuing operations per share   $    0.63          $   (4.97)     $  (27.65) $   (1.65)  $    0.96
Diluted earnings (loss) from
  continuing operations per share   $    0.63          $   (4.97)     $  (27.65) $   (1.65)  $    0.88
Shares used in computing basic
  earnings (loss) per share            43,006             36,774         25,807     18,015      15,661
Shares used in computing diluted
  earnings (loss) per share            43,469             36,774         25,807     18,015      17,192

                                                      As of September 30,
                                    ----------------------------------------------------
                                      2004       2003       2002       2001      2000(6)
                                    --------   --------   --------   --------   --------
                                                         (In thousands)
Total assets                        $671,039   $493,245   $657,497   $709,704   $519,786
Working capital                     $294,137   $135,156   $176,338   $282,163   $306,836
Notes payable and revolving
  credit facilities                 $     --   $     --   $     --   $ 17,122   $ 16,350
Current portion of long-term debt
  and capital lease obligations     $     11   $     98   $      8   $    392   $    524
Convertible subordinated notes
  due 2008                          $175,000   $175,000   $175,000   $175,000   $     --
Long-term debt and capital lease
  obligations (less current
  portion)                          $     14   $     25   $    177   $     31   $    332
Redeemable convertible preferred
  stock                             $     --   $     --   $     --   $     --   $  2,601
Stockholders' equity                $312,895   $162,830   $308,235   $424,169   $415,284

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

                                          Year ended September 30, 2004
                                    -----------------------------------------
                                      First     Second      Third     Fourth
                                     Quarter    Quarter    Quarter    Quarter
                                    --------   --------   --------   --------
                                        (In thousands, except per share data)
Revenues                            $ 81,545   $137,377   $153,787   $162,344
Gross profit                        $ 29,932   $ 50,927   $ 57,275   $ 64,659
Income (loss) from continuing
  operations                        $ (8,365)  $  7,612   $ 12,451   $ 15,498
Basic earnings (loss) from
  continuing operations per share   $  (0.22)  $   0.17   $   0.28   $   0.35
Diluted earnings (loss) from
  continuing operations per share   $  (0.22)  $   0.17   $   0.28   $   0.35

                                              Year ended September 30, 2003(1)
                                    ---------------------------------------------------
                                      First      Second        Third         Fourth
                                     Quarter    Quarter(2)   Quarter(2)   Quarter(2)(8)
                                    --------   -----------   ----------   -------------
                                        (In thousands, except per share data)
Revenues                            $ 84,250   $    92,082   $   82,676   $      81,084
Gross profit                        $ 24,308   $    24,651   $   26,997   $      26,842
Loss from continuing operations     $(70,156)  $   (28,031)  $  (36,243)  $     (48,232)
Basic loss from continuing
  operations per share              $  (1.93)  $     (0.76)  $    (0.98)  $       (1.30)
Diluted loss from continuing
  operations per share              $  (1.93)  $     (0.76)  $    (0.98)  $       (1.30)

(1) Amounts include results of operations of Microtool, Inc. (acquired October 9, 2002) for the periods subsequent to its acquisition.

(2) Amounts include our share of the results of operations of Brooks Switzerland (disposed May 16, 2003) in accordance with the equity method of accounting, for the periods subsequent to its disposition.

(3) Amounts include results of operations of Hermos Informatik GmbH (acquired July 3, 2002); PRI Automation, Inc. (acquired May 14, 2002); Intelligent Automation Systems, Inc. and IAS Products, Inc. (acquired February 15,
      2002) (see Note 7); Fab Air Control (acquired December 15, 2001); the Automation Systems Group of Zygo Corporation (acquired December 13, 2001); Tec-Sem A.G. (acquired October 9, 2001) and General Precision, Inc. (acquired October 5, 2001) for the periods subsequent to their respective acquisitions.

(4) Amounts include results of operations of SEMY Engineering, Inc. (acquired February 16, 2001), the KLA e-Diagnostics product business (acquired June 26, 2001), CCS Technology, Inc. (acquired June 25, 2001) and SimCon N.V. (acquired May 15, 2001) for the periods subsequent to their respective acquisitions.

(5) Amounts include results of operations of the Infab Division of Jenoptik AG (acquired September 30, 1999); Auto-Soft Corporation and AutoSimulations, Inc. (acquired January 6, 2000) and MiTeX Solutions (acquired June 23,
      2000) for the periods subsequent to their respective acquisitions.

(6) Amounts have been restated to reflect the acquisition of Progressive Technologies, Inc. in a pooling of interests transaction effective July 12, 2001.

(7) Amounts from continuing operations exclude results of operations of the Specialty Equipment and Life Sciences division, previously reported as the Company's "Other" reportable segment, which was reclassified as a discontinued operation in June 2005.

(8)   Amounts include $40.0 million for asset impairments.

(9) Amounts include $474.4 million for asset impairments and $106.7 million for deferred tax write-offs.

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